                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

                                                                                                           DOLLARS
                                                                                                           -------
COLLECTIONS

Payments received                                                                                       55,825,188.69
    Plus / (Less):
          Net Servicer Advances                                                                            (27,909.35)
          Investment Earnings on funds in the Collection Account                                           103,061.06
                                                                                                        -------------
Net Collections                                                                                         55,900,340.40
    Plus / (Less):
          Funds in Spread Account                                                                       12,100,498.35
                                                                                                        -------------
Total Available Funds                                                                                   68,000,838.75
                                                                                                        =============

DISTRIBUTIONS

    Servicing Fee                                                                       1,258,155.00
    Trustee and Other Fees                                                                  3,802.02
                                                                                       -------------

Total Fee Distribution                                                                                   1,261,957.02

    Note Interest Distribution Amount - Class A-1                             0.00
    Note Interest Distribution Amount - Class A-2                       716,837.37
    Note Interest Distribution Amount - Class A-3                       498,750.00
    Note Interest Distribution Amount - Class A-4                     1,014,062.50
                                                                     -------------
                                                                      2,229,649.87

    Note Principal Distribution Amount - Class A-1                            0.00
    Note Principal Distribution Amount - Class A-2                   37,411,614.29
    Note Principal Distribution Amount - Class A-3                            0.00
    Note Principal Distribution Amount - Class A-4                            0.00
                                                                     -------------
                                                                     37,411,614.29

Total Class A Interest and Principal Distribution                                                       39,641,264.16

    Note Interest Distribution Amount - Class B-1                       129,478.25
    Note Principal Distribution Amount - Class B-1                    1,939,259.69
                                                                     -------------

Total Class B Interest and Principal Distribution                                                        2,068,737.94

    Note Interest Distribution Amount - Class C-1                       170,000.00
    Note Principal Distribution Amount - Class C-1                    8,573,898.32
                                                                     -------------

Total Class C Interest and Principal Distribution                                                        8,743,898.32

    Note Interest Distribution Amount - Class D-1                       153,156.25
    Note Principal Distribution Amount - Class D-1                    4,515,803.65
                                                                     -------------

Total Class D Interest and Principal Distribution                                                        4,668,959.90

    Spread Account Deposit                                                                              11,616,021.41
                                                                                                        -------------

Total Distributions                                                                                     68,000,838.75
                                                                                                        =============

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

PORTFOLIO DATA:
                                                                                # of loans
    Beginning Aggregate Principal Balance                                          80,610                        1,207,829,268.17

          Less:  Principal Payments                                                            (21,345,487.71)
                 Full Prepayments                                                  (2,278)     (20,749,049.39)
                 Partial Prepayments                                                    -                   -
                 Liquidations                                                        (285)      (4,132,590.40)
                                                                                               --------------
                                                                                                                   (46,227,127.50)
                                                                                                                 ----------------
    Ending Aggregate Principal Balance                                             78,047                        1,161,602,140.67
                                                                                                                 ================

Ending Outstanding Principal Balance of Notes                                                                    1,088,166,040.17
Overcollateralization Amount                                                                                        73,436,100.50
Overcollateralization Level                                                                                                  6.32%

OTHER RELATED INFORMATION:

Spread Account:

              Beginning Balance                                                                 12,078,292.68
                    Investment earnings on funds in spread account                                  22,205.67
                    Less: Funds included in Total Available Funds                              (12,100,498.35)
                    Deposits                                                                    11,616,021.41
                    Reductions                                                                              -
                                                                                               --------------
              Ending Balance                                                                                        11,616,021.41

              Beginning Initial Deposit                                                         22,500,000.00
                    Repayments                                                                              -
                                                                                               --------------
              Ending Initial Deposit                                                                                22,500,000.00

Modified Accounts:

              Principal Balance                                                                          0.00                0.00
              Scheduled Balance                                                                          0.00                0.00

Servicer Advances:

              Beginning Unreimbursed Advances                                                    1,234,815.71
              Net Advances                                                                         (27,909.35)
                                                                                               --------------
                                                                                                                     1,206,906.36

Net Charge-Off Data:

              Charge-Offs                                                                        8,022,156.31
              Recoveries                                                                        (1,808,571.78)
                                                                                               --------------
              Net Charge-Offs                                                                                        6,213,584.53

Delinquencies (P&I):                                                            # of loans
              30-59 Days                                                            1,550       15,207,736.49
              60-89 Days                                                              400        3,610,836.23
              90-119 Days                                                             138        1,496,277.61
              120 days and over                                                         3           53,425.60

Repossessions                                                                          65          592,391.64

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the
   Sale and Servicing Agreement)                                                        -                                       -

Cumulative Charge-Off Percentage                                                                                             0.41%

WAC                                                                                                                       10.7968%
WAM                                                                                                                        56.714

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

                               BEGINNING      NOTE MONTHLY                 TOTAL
               ORIGINAL       OUTSTANDING      PRINCIPAL      PRIOR      PRINCIPAL
              PRINCIPAL        PRINCIPAL     DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE
CLASSES        BALANCE          BALANCE          AMOUNT     CARRYOVER      AMOUNT
------------------------------------------------------------------------------------
  A-1      240,000,000.00              0.00           0.00     0.00             0.00

  A-2      515,000,000.00    423,746,226.73  37,411,614.29     0.00    37,411,614.29

  A-3      210,000,000.00    210,000,000.00           0.00     0.00             0.00

  A-4      343,750,000.00    343,750,000.00           0.00     0.00             0.00

  B-1       56,250,000.00     50,610,389.39   1,939,259.69     0.00     1,939,259.69

  C-1       63,750,000.00     63,750,000.00   8,573,898.32     0.00     8,573,898.32

  D-1       48,750,000.00     48,750,000.00   4,515,803.65     0.00     4,515,803.65
====================================================================================
  TOTAL  1,477,500,000.00  1,140,606,616.12  52,440,575.95     0.00    52,440,575.95
====================================================================================

                                               REMAINING             TOTAL
               PRINCIPAL       CURRENT        OUTSTANDING          PRINCIPAL
             DISTRIBUTION     PRINCIPAL        PRINCIPAL         AND INTEREST
CLASSES         AMOUNT        CARRYOVER         BALANCE          DISTRIBUTION
------------------------------------------------------------------------------
  A-1                 0.00       0.00                  0.00               0.00

  A-2        37,411,614.29       0.00        386,334,612.44      38,128,451.66

  A-3                 0.00       0.00        210,000,000.00         498,750.00

  A-4                 0.00       0.00        343,750,000.00       1,014,062.50

  B-1         1,939,259.69       0.00         48,671,129.70       2,068,737.94

  C-1         8,573,898.32       0.00         55,176,101.68       8,743,898.32

  D-1         4,515,803.65       0.00         44,234,196.35       4,668,959.90
==============================================================================
  TOTAL      52,440,575.95       0.00      1,088,166,040.17      55,122,860.32
==============================================================================

                    NOTE MONTHLY                    TOTAL
                      INTEREST        PRIOR       INTEREST        INTEREST      CURRENT     DEFICIENCY      POLICY
 NOTE    INTEREST  DISTRIBUTABLE     INTEREST   DISTRIBUTABLE   DISTRIBUTION   INTEREST       CLAIM          CLAIM
CLASSES    RATE        AMOUNT       CARRYOVER      AMOUNT          AMOUNT      CARRYOVER      AMOUNT        AMOUNT
------------------------------------------------------------------------------------------------------------------
  A-1    1.16680%           0.00       0.00            0.00           0.00        0.00        0.00           0.00

  A-2    2.03000%     716,837.37       0.00       716,837.37     716,837.37       0.00        0.00           0.00

  A-3    2.85000%     498,750.00       0.00       498,750.00     498,750.00       0.00        0.00           0.00

  A-4    3.54000%   1,014,062.50       0.00     1,014,062.50   1,014,062.50       0.00        0.00           0.00

  B-1    3.07000%     129,478.25       0.00       129,478.25     129,478.25       0.00        0.00           0.00

  C-1    3.20000%     170,000.00       0.00       170,000.00     170,000.00       0.00        0.00           0.00

  D-1    3.77000%     153,156.25       0.00       153,156.25     153,156.25       0.00        0.00           0.00
=================================================================================================================
 TOTAL              2,682,284.37       0.00     2,682,284.37   2,682,284.37       0.00        0.00           0.00
=================================================================================================================

                        WFS FINANCIAL 2004-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended December 31, 2004
                    for Distribution Date of January 20, 2005

Detailed Reporting

            See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated May 01, 2004.

                                           -------------------------------------
                                           Lori Bice
                                           Assistant Vice President
                                           Director Technical Accounting

                                           -------------------------------------
                                           Susan Tyner
                                           Vice President
                                           Assistant Controller